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                                                                  Exhibit 10.182

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CAPITAL GAMING INTERNATIONAL, INC.


         The undersigned, a corporation organized and existing under and by virtue of the New Jersey Business Corporation Act (the "Corporation"), does hereby certify as follows:

         A. In the manner prescribed by N.J.S.A. 14A:9-5 and 14A:14-24, this Third Amended and Restated Certificate of Incorporation was duly authorized and adopted pursuant to:

         (i) the Plan of Reorganization of the Corporation (the "Plan") under Chapter 11 of the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code");

         (ii) the order dated October 4, 2000, entered on that date by the United States Bankruptcy Court of the District of New Jersey (Case No. 00-14052
(JHW)), which order confirmed the Plan under Chapter 11 of the Bankruptcy Code;

         (iii) the Plan became effective on October 16, 2000 (the "Effective Date")

         B. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is amended and restated in its entirety as follows to read as hereinafter set forth in full:

         1. Name. The name of the Corporation is Capital Gaming International, Inc.

         2. Registered Agent and Registered Office. The name, address and zip code of the Corporation's current registered agent and registered office are:

              William S. Papazian, Executive Vice President
              Capital Gaming International, Inc.
              Suite 295
              3030 East Camelback Road
              Phoenix, Arizona  85016

         3. Purpose. The purposes for which this Corporation is organized are:
To engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

         4. Capitalization. The aggregate number of Shares which the Corporation shall have authority to issue is five million (5,000,000), without par value, of which three million (3,000,000) shall be designated "Class A Common Stock" and of which two million (2,000,000) shall be designated "Class B Common Stock." As used herein, the term "Shares" shall mean shares of Class A Common Stock and shares of Class B Common Stock.

         Except as otherwise stated herein, the holders of Class A Common Stock and Class B Common Stock shall have all of the rights afforded holders of common stock under the New Jersey Business Corporation Act, including the right to vote on all matters submitted to a vote of
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the common shareholders and the right to receive the net assets of the
Corporation upon dissolution. No nonvoting equity securities of the Corporation shall be issued. This provision is included in this Third Amended and Restated Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, and shall have no further force and effect beyond that required by said section and for so long as said section is in effect and applicable to the Corporation.

         5.       Voting Rights of Shareholders.

                  (a) Except as may be otherwise provided in this Third Amended and Restated Certificate of Incorporation, by agreement or by law, at all meetings of the shareholders of the Corporation and in case of any actions of the shareholders, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all actions to be taken by the shareholders of the Corporation.

                  (b) From and after the Effective Date, (i) the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class, shall be entitled to elect two (2) directors of the Corporation (the "Common Directors") and (ii) the holders of the Class A Common Stock, voting separately as a single class, shall be entitled to elect no less than one (1) director and no more than five (5) directors (the "Class A Directors"). As used herein, the term "Director" or "Directors" shall mean a Common Director and/or a Class A Director.

                  (c) At any meeting held for the purpose of electing Directors,
(i) the presence in person or by proxy of the holders of a majority of the aggregate number of Shares of Class A Common Stock and Class B Common Stock then outstanding shall constitute a quorum of the Class A Common Stock and Class B Common Stock for the election of the Common Directors and (ii) the presence in person or by proxy of the holders of a majority of the aggregate number of Shares of Class A Common Stock then outstanding shall constitute a quorum of the Class A Common Stock for the election of the Class A Director(s).

                  (d) A vacancy in any directorship (i) elected by the holders of the Class A Common Stock and Class B Common Stock shall be filled only by the vote of the holders of the Class A Common Stock and Class B Common Stock, as provided above, and (ii) elected by the holders of the Class A Common Stock shall be filled only by the vote of the holders of the Class A Common Stock, as provided above.

                  (e) Any action required or permitted to be taken at a meeting of shareholders by statute, this Third Amended and Restated Certificate of Incorporation or the by-laws, other than the annual election of the Directors, may be taken without a meeting if consented to in writing by the minimum number of votes which would be necessary to authorize such action at a meeting of the shareholders at which all shareholders entitled to vote thereon were present and voting. The resolution and the written consent thereto by the shareholders shall be filed with the minutes of the proceedings of the shareholders.

                  (f) Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of (i) the holders of at least a majority of the voting power of all Shares of Class A Common Stock and Class B Common

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Stock then outstanding, voting together as a single class, and (ii) the holders of at least a majority of the voting power of all Shares of Class A Common Stock then outstanding, voting separately as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article 5 or Articles 6 or 10 hereof.

         6.       Board of Directors.

                  (a) The business and affairs of the Corporation shall be managed and controlled by a Board of Directors (the "Board") consisting of not less than three (3) and not more than seven (7) persons. From the Effective Date of the Plan through December 31, 2000, the Board will consist of (i) three (3) Common Directors and (ii) not less than one (1) and not more than (4) Class A Directors. On and after January 1, 2001, the Board shall consist of (i) two (2) Common Directors and (ii) not less than one (1) and not more than five (5) Class A Directors. The number of Class A Directors at any given time shall be the number of Class A Directors elected by the holders of the Class A Common Stock.

                  (b) At all meetings of the Board and in case of any actions of the Board, a majority of the Directors elected at the time of the vote shall be authorized to act at any meeting of or take any action of the Board; provided, however, that for purposes of such meetings and actions of the Board from the Effective Date through December 31, 2000, (i) each Common Director identified in
Article 7 (or any successor to such Common Director) shall have one (1) vote, and (ii) the Class A Director identified in Article 7 (or any successor to such Class A Director) shall have four (4) votes.

                  (c) At all meetings of the Board and in case of any actions of the Board, a majority of the Directors elected at the time of the vote shall be authorized to act at any meeting of or take any action of the Board; provided, however, that for purposes of such meetings and actions of the Board on and after January 1, 2001, (i) each Common Director shall have one (1) vote, and
(ii) for the Class A Director(s), (a) in the event the holders of the Class A Common Stock have elected one (1) Class A Director at the time of the vote, such Class A Director shall have five (5) votes; (b) in the event the holders of the Class A Common Stock have elected two (2) Class A Directors at the time of the vote, the Class A Director first elected (or first nominated in the event that the two (2) Class A Directors were elected simultaneously) shall have three (3) votes and the other Class A Director shall have two (2) votes; and (c) in the event the holders of the Class A Common Stock have elected three (3) Class A Directors at the time of the vote, the two (2) Class A Directors first elected (or first nominated in the event that the three (3) Class A Directors were elected simultaneously) shall have two (2) votes each and the other Class A Director shall have one (1) vote; (d) in the event the holders of the Class A Common Stock have elected four (4) Class A Directors at the time of the vote, the Class A Director first elected (or first nominated in the event that the four (4) Class A Directors were elected simultaneously) shall have two (2) votes and the other Class A Directors shall have one (1) vote each; and (e) in the event the holders of the Class A Common Stock have elected five (5) Class A Directors at the time of the vote, each such Class A Director shall have one (1) vote.

                  (d) The participation of the Directors with a majority of the votes of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business.

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                  (e) Whenever any action is required or permitted to be taken by the Board, such action may be taken without a meeting if consented to in writing by all Directors. The resolution and the written consent thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

                  (f) (i) Any Common Director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Shares of Class A Common Stock and Class B Common Stock, voting together as a single class, then outstanding and (ii) any Class A Director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Shares of Class A Common Stock, voting separately as a single class, then outstanding.

         7. Current Board. The Board initially consists of three (3) Common Directors and one (1) Class A Director, and the designated class and name and post office address of each person who serves as such a Director is as follows:

NAME                                DIRECTORSHIP                     ADDRESS
----                                ------------                     -------
Michael W. Barozzi                  Common Director                  Capital Gaming International, Inc.
                                                                     Suite 295
                                                                     3030 East Camelback Road
                                                                     Phoenix, AZ  85016

Charles B. Brewer                   Class A Director                 Capital Gaming International, Inc.
                                                                     Suite 295
                                                                     3030 East Camelback Road
                                                                     Phoenix, AZ  85016

Clinton L. Pagano                   Common Director                  Capital Gaming International, Inc.
                                                                     Suite 295
                                                                     3030 East Camelback Road
                                                                     Phoenix, AZ  85016

William S. Papazian                 Common Director                  Capital Gaming International, Inc.
                                                                     Suite 295
                                                                     3030 East Camelback Road
                                                                     Phoenix, AZ  85016


         8. Limitation of Liability. Pursuant to the provisions of section 14A:2-7(3) of the New Jersey Business Corporation Act, any Director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a Director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders,
(b) not in good faith or involving

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a known violation of law or (c) resulting in receipt by such person of an improper personal benefit.

         9.       Indemnification.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, or if the Board otherwise determines that any proceeding involving a Director, officer, employee or agent could adversely affect the Corporation or any License held by it, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Article 9, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article 9 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which services were or are rendered by such person while a Director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article 9 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

                  (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Article 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred

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in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New Jersey Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, the Corporation's independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she had met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including the Board, the Corporation's independent legal counsel or the Corporation's shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to an action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Third Amended and Restated Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested Directors or otherwise.

                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New Jersey Business Corporation Act.

         10.      Divestiture of Shares.

                  (a) Notwithstanding any other provision of this Third Amended and Restated Certificate of Incorporation, outstanding Shares of Capital Stock or Stock Equivalents shall be subject to divestiture by the holders thereof in the following instances:

                           (1) If any Gaming Authority orders, requires or
                  requests the Corporation or any Beneficial Owner of Capital Stock or Stock Equivalents to take such action as is necessary, for such Beneficial Owner to divest any or all or such holder's Capital Stock or Stock Equivalents (a "Divestiture Order"), the Beneficial Owner or holder, after being provided written notice of the Gaming Authority's determination, shall immediately transfer the Capital Stock or Stock Equivalents into a Liquidating Trust (a "Trust") administered by an independent trustee appointed by the Board who shall, under the terms of the Trust, be required to sell or otherwise transfer within a period of twelve (12) months (or such shorter time period as may be required by the Divestiture Order) all of the Capital Stock or Stock Equivalents required to be divested by the Divestiture Order at the expense of the Corporation.

                           (2) If any Gaming Authority determines that continued
                  beneficial ownership of the Corporation's Capital Stock or Stock Equivalents by any Beneficial Owner thereof shall or may be grounds for the revocation, termination,

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                  suspension, nonrenewal, restriction or withholding of any
                  License granted to or applied for by the Corporation or any of its Affiliates, or shall or may be grounds for terminating or suspending any management, consulting or other material contract of the Corporation or any of its Affiliates or otherwise limiting the activities of the Corporation or any of its Affiliates (any of the above, a "License Event"), then the Beneficial Owner or holder, after having been provided written notice of the Gaming Authority's determination, shall immediately transfer the Capital Stock or Stock Equivalents into a Trust administered by an independent trustee appointed by the Board, who shall, under the terms of the Trust, be required to sell or otherwise transfer within a period of twelve (12) months (or such shorter period as may be required by the Gaming Authority to prevent the occurrence of a License Event) all of the Capital Stock or Stock Equivalents beneficially owned by such Beneficial Owner at the expense of the Corporation.

                           (3) If the Board, in its sole discretion, shall
                  determine that the continued beneficial ownership of any Capital Stock or Stock Equivalents by any Beneficial Owner thereof shall or may, or, when taken together with the beneficial ownership of Capital Stock or Stock Equivalents by any other Beneficial Owner thereof, shall or may, result in a License Event, then the Beneficial Owner or holder, after having been provided written notice of the Board determination, shall immediately transfer the Capital Stock or Stock Equivalents into a Trust administered by an independent trustee appointed by the Board, who shall, under the terms of the Trust, be required to sell or otherwise transfer within a period of twelve (12) months all of the Capital Stock or Stock Equivalents beneficially owned by such Beneficial Owner at the expense of the Corporation.

                           (4) If any Gaming Authority determines that the
                  continued beneficial ownership of the Corporation's Capital Stock or Stock Equivalents by any Beneficial Owner thereof shall require the licensure, certification, approval or background investigation of such Beneficial Owner, such Beneficial Holder, after being provided written notice of such requirement, shall immediately transfer the Capital Stock or Stock Equivalents into a Trust administered by an independent trustee appointed by the Board who shall, under the terms of the Trust, be required to sell or otherwise transfer within a period of twelve (12) months (or such shorter period as may be required by the Gaming Authority to prevent occurrence of a License Event) following the earlier to occur of (x) failure of such Beneficial Owner to submit all required information in connection with such requisite license, certification, approval or background investigation to the Gaming Authority and the Corporation within seven (7) days of notice of such determination being sent to Beneficial Owner and (y) failure of such Beneficial Holder to receive such requisite licensure, certification approval or background investigation clearance within sixty (60) days following such notice at the expense of the Corporation.

                  (b) The Beneficial Owner's obligation to transfer Capital Stock and Stock Equivalents to a Trust pursuant to Article 10(a)(1), (2), (3) or
(4) above may be specifically enforced in any proceeding commenced in any federal or state court of competent jurisdiction,

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and the Corporation shall be entitled to recover its attorneys fees and costs incurred in connection with such proceeding, as well as any other fees and expenses incurred as a result of the Beneficial Owner's failure to timely divest. This shall be in addition to any other rights and remedies which the Corporation may have against such Beneficial Owner. Failure of the Corporation to provide notice to a Beneficial Owner after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this Article 10 and shall not be a defense to any such action by the Corporation.

                  (c) Any Trust established pursuant to Article 10(a)(1), (2),
(3) or (4) above shall provide that, unless the prior written approval of the Board is obtained, which may be granted or denied in their sole discretion, the Trustee may only sell the Capital Stock or Stock Equivalents in open market transactions.

                  (d) Notwithstanding the provisions of Article 10(a)(1), (2),
(3) or (4) above, the Corporation may, simultaneously with the sending of applicable notice to the Beneficial Owner as provided in such provisions, as the case may be, or at any time prior to complete liquidation of any Trust established thereunder, give notice to its intent to redeem from the Holders the Capital Stock or Stock Equivalents (or such remaining portions which are owned by the Trust) which are owned or held by such Beneficial Holder, and may thereafter redeem such Shares in accordance with subparagraph (e) below.

                  (e) Whenever the Corporation has the right to acquire Shares of Capital Stock or Stock Equivalents from the holder thereof pursuant to this
Article 10, the price of the Shares to be purchased shall be equal to the lesser of (i) seventy-five percent (75%) of the Fair Market Value of such Shares or
(ii) seventy-five percent (75%) of the original purchase price paid for such securities by the relevant shareholder, or (iii) such other purchase price as may be required by pertinent federal or state law pursuant to which the purchase is required or made.

                           (1) If there is no other applicable legal
                  requirement, any amount payable to the shareholder by the Corporation will be paid in three (3) equal annual installments pursuant to the Corporation's unsecured promissory note (the "Note") with interest equal to the prime rate, as published from time-to-time in The Wall Street Journal. The Note shall provide the Corporation with the right to prepay the same without premium or penalty. The purchase price of such Capital Stock or Stock Equivalents may be paid in cash, Redemption Securities or any combination thereof.

                           (2) If less than all the redeemable Shares held by
                  such shareholders are to be redeemed, the Shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased Shares thereof, selection by lot, or selection in any other manner determined by the Board.

                  (f) If the Corporation or a subsidiary thereof owns a riverboat gaming vessel and determines that one or more persons who are not citizens of the United States, as determined under the Shipping Act of 1916, as amended, or the Merchant Marine Act of 1935, as amended ("Foreign Citizens"), own more than twenty-five percent (25%) of the Corporation's outstanding

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Capital Stock, the Corporation may require the Foreign Citizen(s) who most recently acquired the Shares that bring total Foreign Citizen ownership to more than twenty-five percent (25%) of the outstanding Capital Stock ("Excess Shares") to divest the Excess Shares to persons who are United States citizens. If the Foreign Citizen(s) so directed fail(s) to divest all of the Excess Shares to United States citizens within 30 days after the date on which the Corporation gives written notice to the Foreign Citizen(s) to divest the Excess Shares, the Corporation shall also have the right to conduct a regulatory redemption with regard to the Shares that the Foreign Citizen(s) failed to divest as required by the Corporation's notice.

                  (g) When any Divestiture Order becomes final and non-appealable, or whenever there is a Gaming Authority or Board determination pursuant to Article 10(a)(2) or (4), or when the Corporation tenders the first installment of consideration for which it may acquire Capital Stock or Stock Equivalents as described in this Article 10, whichever occurs first, the Capital Stock or Stock Equivalents in question shall no longer be entitled to any voting, dividend or other rights, if any, until such time as they have been appropriately placed in a Trust (in which case the Trustee will have the exclusive right to vote such securities) or divested, whereupon all such rights shall be restored respectively from the date of the divestiture.

                  (h) The foregoing provisions of this Article 10 relating to required divestiture and permitted redemption by the Corporation of Capital Stock and Stock Equivalents in certain instances, are in addition to, and not in replacement of, any applicable legal requirements.

                  (i) The Board shall have the authority to direct the Corporation's transfer agent to transfer Capital Stock or Stock Equivalent consistent with this Article 10 regardless of the consent or acquiescence of the Beneficial Owner or Holder.

                  (j) Definitions. Capitalized terms used in this Article 10 shall have the meanings provided below.

                      "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act"). The term "registrant" as used in said Rule 12b-2 shall mean the Corporation.

                      "Beneficial Owner" shall mean any Person who, singly or together with any of such Person's Affiliates, directly or indirectly, has "beneficial ownership" of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

                      "Capital Stock" shall mean either the Common Stock or the Class A Common Stock.

                      "Fair Market Value" of a share of Capital Stock or Stock Equivalent shall mean the average Closing Price for such a security over the five (5) most recent days during which securities of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to subparagraph (a) of Article 10; provided, however, that if securities of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board in good faith. "Closing Price" on any day means the reported

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         closing sales price or, in case no such sale takes place, the reported closing bid price on the principal United States Securities Exchange registered under the Act on which such security is listed, or, if such security is not listed on any such exchange, the highest closing sales price or bid quotation for such security on the National Association of Securities Dealers, Inc., Automated Quotation System (including the National Market System) or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

                      "Gaming Authority" shall mean any governmental, quasi-governmental, tribal or other private authority or entity or any officer or official thereof, with the power to regulate any form of gaming or interpret or enforce the laws and regulations applicable to any form of gaming that has jurisdiction over any entity in which the Corporation has a direct or indirect beneficial, legal or voting interest, whether now or hereafter in existence.

                      "License" shall mean any license, permit, franchise, certificate, approval, designation or other authorization from any Gaming Authority required to own, lease, operate or otherwise conduct or manage any gaming operation and/or gaming business or activity being conducted or to be conducted by the Corporation or any of its Affiliates, whether now or hereafter in existence.

                      "Person" shall mean any natural person, corporation, firm, partnership, association, government, government agency, or any other entity, whether acting in an individual, fiduciary or any other capacity.

                      "Redemption Securities" shall mean any debt or equity securities of the Corporation, any subsidiary of the Corporation or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part redemption price, in the opinion of nationally recognized investment banking firm selected by the Board (which may be a firm which provides banking or brokerage services to the Corporation), has a value at the time notice of redemption is given pursuant to subparagraph (a)(4) of Article 10, at least equal to seventy-five percent (75%) the Fair Market Value Shares to be redeemed pursuant to subparagraph (a) of Article 10 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject to normal trading activity).

                      "Stock Equivalents" shall mean any warrants, options or any other securities convertible into Capital Stock (whether or not currently exercisable).

         11. Preservation of Tax Benefits. Solely for the purpose of permitting the utilization of the net operating loss carryovers, capital loss carryovers and future deductions (the "Tax Benefits") to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Code (as defined below), the following restrictions shall apply during the Restrictions Period (as defined below) unless such restrictions have been waived in accordance with subparagraph (f) of this Article 11.

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                  (a) Certain Definitions

                           (1) The term "Acquire," when applied to any of the
                  Shares, means to purchase or otherwise acquire such Shares. The term "Acquire" includes any acquisition of an interest in Shares, including acquisition of an option to acquire Shares, if such acquisition would result in a change in the ownership of such Shares after application of the constructive stock ownership rules of section 382(1)(3) of the Code.

                           (2) The term "Code" means the Internal Revenue Code
                  of 1986, as amended, and the Treasury Regulations (final, temporary and proposed) issued thereunder.

                           (3) The term "Effective Date" means October 16, 2000.

                           (4) The term "Five Percent Holder" means any person
                  or entity that owns, or that is treated as owning after application of the constructive stock ownership rules of section 382(1)(3) of the Code, five percent (5%) or more of the Shares immediately following the Effective Date of the Plan.

                           (5) The term "Initial Allotment" means that number of
                  Shares of Class A Common Stock or Class B Common Stock owned or to be received by a person immediately following the Effective Date.

                           (6) The term "Non-Five Percent Holder" means any
                  person that is not a Five Percent Holder.

                           (7) The term "person" includes both entities and
                  natural persons.

                           (8) The term "Restriction Period" means that time
                  period beginning on the Effective Date and ending on the date determined under subparagraph (f) of this Article 11.

                           (9) The term "Tax Advisor" means the person or
                  persons appointed by the Board to exercise the powers set forth in subparagraph (e) of this Article 11.

                           (10) The term "Transfer" or "Transferred," when
                  applied to any of the Shares, means to issue, sell, transfer, pledge, encumber, grant an option with respect to, or otherwise dispose of an interest in such Shares, but only if such transaction would result in a change in the ownership of such Shares after application of the constructive stock ownership rules of section 382(1)(3) of the Code.

                  (b) Restrictions Imposed Generally on Five Percent Holders

                           (1) During the Restriction Period, each Five Percent
                  Holder may Transfer up to, but not in excess of, five percent (5%) of such Five Percent Holder's Initial Allotment (such Five Percent Holder's "Unrestricted Shares")

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                  without the consent of the Corporation's Tax Advisor. Any
                  proposed Transfer by a Five Percent Holder during the Restriction Period of Shares other than, or in excess of, its Unrestricted Shares must be approved by the Corporation's Tax Advisor.

                           (2) If any Five Percent Holder reduces its ownership
                  of Shares at any time during the Restriction Period to any amount that is less than its Initial Allotment, such Five Percent Holder shall not be permitted thereafter to Acquire any additional Shares during the Restriction Period.

                  (c) Stock Escrow. In order to ensure compliance with the trading restrictions imposed on Five Percent Holders, unless otherwise waived by the Corporation, all stock certificates representing Shares issuable to any Five Percent Holder in excess of such holder's Unrestricted Shares shall be held in escrow by the Corporation during the Restriction Period, unless released earlier in connection with an assignment of trading rights (as provided in subparagraph
(d) of this Article 11) or to permit the settlement of a proposed Transfer approved by the Corporation's Tax Advisor. Each Five Percent Holder (or its nominee or depository, if applicable) shall be deemed to be the record owner of, and shall be entitled to vote, all Shares represented by stock certificates held in escrow by the Corporation pursuant to this subparagraph (c).

                  (d) Assignment of Trading Rights. At any time during the Restriction Period, any Five Percent Holder may assign to any other Five Percent Holder the right to Transfer an amount of Shares equal to or less than the assignor's Unrestricted Shares that have not, as of the date of the assignment, been Transferred. In the event of such an assignment, the assignor's and assignee's remaining Shares will be appropriately reclassified as restricted and unrestricted to reflect that assignment.

                  (e) Consent of the Corporation's Tax Advisor. The Board shall appoint a person or persons to serve as Tax Advisor. The Tax Advisor shall be responsible for considering requests for the Transfer of Shares by Five Percent Holders in excess of their Unrestricted Shares, as provided in this subparagraph
(e). The Corporation shall indemnify the Tax Advisor against any liability to any person for any action taken in the exercise of its discretion under this subparagraph (e).

         Neither the Corporation nor any Five Percent Holder shall issue, sell, Transfer, pledge, encumber, receive a pledge or encumbrance of, grant or Acquire an option with respect to, or otherwise dispose of or Acquire an interest in any Shares (other than, in the case of a Five Percent Holder, its Unrestricted Shares) without obtaining a prior determination from the Tax Advisor as to whether such transaction constitutes a Transfer of such Shares within the meaning of subparagraphs (a)(10) and (b)(1) of this Article 11. If the Tax Advisor determines that such transaction constitutes such a Transfer of such Shares, in the case of a proposed transaction by the Corporation, the Tax Advisor shall notify the Board of such determination, and in the case of a proposed transaction by a Five Percent Holder, the restrictions of this Article 11 shall apply.

         Upon application (the "Application") by any Five Percent Holder (the "Applicant") for the Tax Advisor's consent to the Transfer of any of the Shares held by such Five Percent Holder

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
in excess of such Five Percent Holder's Unrestricted Shares, the Tax Advisor shall send notice to all Five Percent Holders (including the Applicant) of the Application (a "Notice of Application"). Such Notice of Application shall specify the number of Shares for which the Applicant seeks approval. Within ten
(10) days of the Notice Effective Date (as defined below) of such Notice of Application, any other Five Percent Holder may notify (a "Notification") the Tax Advisor that it requests the right to Transfer a specified amount of its Initial Allotment, which shall not exceed its Initial Allotment multiplied by a fraction, the numerator of which shall be the number of Shares specified in the Application and the denominator of which shall be the Initial Allotment of the Applicant. The Notice of Application or any amendment thereof shall be deemed effective on the date (the "Notice Effective Date") on which the Notice of Application is actually received by the last Five Percent Holder to receive such Notice of Application (as evidenced by a signed receipt or comparable documentary evidence of delivery).

         Following the expiration of such 10-day period, the Tax Advisor shall make a determination as to whether the Transfer of all of the Shares specified in the Application and all Notifications would create an unreasonable risk of loss of or material limitation on the Corporation's use of its Tax Benefits. Such determination shall be made in the Tax Advisor's sole discretion after reviewing all information available to it, including, but not limited to, all
Schedule 13Ds filed with the Securities and Exchange Commission with respect to the Corporation. If the Tax Advisor determines the Transfer of all such Shares would not create an unreasonable risk of loss of, or material limitation on, the Corporation's use of its Tax Benefits, it shall notify the Applicant and all other Five Percent Holders of its consent to such Transfers (a "Notice of Final Consent"). If the Tax Advisor determines that it cannot consent to all proposed Transfers, it shall determine the maximum number of Shares the Transfer of which it can approve (the "Maximum Amount") without creating an unreasonable risk of loss of, or material limitation on, the Corporation's use of its Tax Benefits. The Maximum Amount shall be allocated among the Applicant and the other Five Percent Holders that submitted Notifications to the Tax Advisor in accordance with this subparagraph (e), if any, as follows. The Applicant shall be permitted to sell that portion of the Maximum Amount equal to the ratio that the number of Shares specified in the Application bears to the sum of the number of Shares specified in such Application and all of the Notifications submitted to the Tax Advisor in accordance with this subparagraph (e), if any. Each other Five Percent Holder that submitted a Notification shall be permitted to sell that portion of the Maximum Amount equal to the ratio that the number of Shares specified in such Notification bears to the sum described in the preceding sentence. The Tax Advisor shall send Notice of Final Consent to the Applicant and such other Five Percent Holder(s), if any, of the number of Shares that each may sell based on the foregoing calculations, which notice shall constitute final consent to the Transfer of such Shares.

         The Transfer of any Shares pursuant to a Notice of Final Consent shall be completed, (i) in the case of a Five Percent Holder that has submitted a Notification not later than the later of (x) thirty-five (35) days after the Notice Effective Date of the relevant Notice of Final Consent and (y) forty-five
(45) days after the Notice Effective Date of the relevant Notice of Application, and (ii) in the case of the Applicant, not later than thirty-five (35) days after the Notice Effective Date of the relevant Notice of Final Consent. Each Five Percent Holder that Transfer Shares pursuant to a Notice of Final Consent shall give notice to the Tax Advisor that such Transfer has been completed within five (5) days after the Transfer has been completed. If any such Transfer has not been completed by the end of the relevant time period (as determined under the first

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
sentence of this paragraph), final consent shall be deemed to have been withdrawn as to such Transfer by the end of the relevant time period. If a Five Percent Holder that submitted a Notification does not complete such a Transfer by the end of the relevant time period, the Tax Advisor shall consent to the Transfer by the Applicant of a number of Shares (in addition to the number of Shares to be Transferred by the Applicant pursuant to the relevant Notice of Final Consent) equal to the number of Shares the Transfer of which was not completed. In no event, however, shall the Tax Advisor consent to the Transfer by the Applicant of a number of Shares that, in the aggregate, exceeds the number of Shares specified in the Application. The Tax Advisor shall notify the Applicant and all other Five Percent Holders that it has consented to the Transfer of such additional Shares (an "Amended Notice of Final Consent"). The Applicant shall complete the Transfer of such additional Shares within 10 days after the Notice Effective Date of the Amended Notice of Final Consent, and if the Applicant does not do so, consent to the Transfer of such additional Shares shall be deemed to be withdrawn.

         The Tax Advisor shall use its best efforts to take all actions required under this subparagraph (e) as promptly as practicable.

                  (f) Restriction Period. Except as otherwise provided in this subparagraph (f), the Restriction Period shall end on the date that is two years after the Effective Date.

         If at any time the Board, in its reasonable business judgment, determines that either (A) the restrictions are not longer necessary to avoid a loss of the Corporation's Tax Benefits or (B) significant Tax Benefits are no longer available to, or reasonably usable by, the Corporation for any reason, including through passage of time, usage, restriction or disallowance, the Board shall declare the Restriction Period terminated. If at any time the Board, in its reasonable business judgment, unanimously determines that the preservation of the Tax Benefits is no longer in the best interests of the Corporation and its shareholders, the Board may declare the Restriction Period terminated.

         The Board may, in its sole discretion, determine that the Restriction Period is to extend beyond the date that is two (2) years after the Effective Date if the Board determines that such extension of the Restriction Period would be in the best interests of the Corporation and its shareholders. In no event, however, will the Restriction Period end later than the date that is three (3) years after the Effective Date.

                  (g) Consequences of Prohibited Transfer

                           (1) Unless a Transfer is permitted under this Article
                  11 or approved by the Tax Advisor, any attempted Transfer of Shares in excess of the Shares that could be Transferred to the transferee without restriction under this Article 11 shall not be effective to Transfer ownership of such Shares (the "Prohibited Shares") to the purported acquirer thereof, who shall not be entitled to any rights as a shareholder of the Corporation with respect to such Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto).

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
                           (2) Upon a determination by the Corporation that
                  there has been or is threatened a purported Transfer of Prohibited Shares, the Corporation may take such action in addition to any action as it deems advisable to give effect to the provisions of this Article 11, including, without limitation, refusing to give effect on the books of the Corporation to such purported Transfer or instituting proceedings to enjoin such purported Transfer.

                           (3) The Corporation may require as a condition to the
                  registration of the Transfer of any Shares that the proposed transferee furnish the Corporation all information reasonably requested by the Corporation and reasonably available to the proposed transferee of Shares (and of persons to whom an ownership interest of the proposed transferee would be attributed for purposes of section 382 of the Code).

                           (4) All certificates evidencing ownership of Shares
                  that are subject to the restrictions on Transfer contained in this Article 11 shall bear a conspicuous legend referencing the restrictions set forth in this Article 11 substantially in the form as follows (provided that Shares issued prior to the effective date hereof with a similar legend shall be considered to meet the requirements of his Article 11(g)(4)):

                  "TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE 11 OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CAPITAL GAMING INTERNATIONAL, INC., AND HOLDERS ARE REFERRED TO SUCH THIRD AMENDED AND RESTATED CERTIFICATE FOR A FULL AND COMPLETE UNDERSTANDING THEREOF."

                  In addition, the certificate issued to each person that will, pursuant to the distribution under the Plan, beneficially own (within the meaning of Rule 13d-3 under the Act as in effect on the date of the distribution under the Plan) ten percent (10%) or more of the total Shares will bear a conspicuous legend substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY 11 U.S.C.
                  SECTION 1145 UNDER AN ORDER CONFIRMING THE PLAN OF REORGANIZATION IN THE CASE ENTITLED IN RE CAPITAL GAMING INTERNATIONAL, INC., CASE NO. 00-14052 (JHW), IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY."

                           (5) The Board shall have the authority to take such
                  other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the shareholders in preserving the Tax Benefits, provided that no such action prevents a Transfer which would otherwise be

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
                  permitted under this Article 11, and that prior to taking any such other action, the Board shall consider the benefits and detriments of such action to the shareholders of the Corporation as a whole.

                           (6) The Corporation and the Board shall be fully
                  protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers and other employees and agents in making the determinations and findings contemplated by this Article 11 to the fullest extent permitted by law. Any determination by the Board pursuant to this Article 11 shall be conclusive.

                           If any provision of this Article 11 or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer, this 16th day of October, 2000.

                                           CAPITAL GAMING INTERNATIONAL, INC.


                                           By: /s/ William S. Papazian
                                              ----------------------------------
                                               William S. Papazian
                                               Executive Vice President


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